AMENDED AND RESTATED
BYLAWS
OF
OASIS PETROLEUM INC.
Incorporated under the Laws of the State of Delaware

ARTICLE I

OFFICES AND RECORDS
SECTION 1.1.    Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board of Directors”) in the manner provided by law.
SECTION 1.2.    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
SECTION 1.3.    Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.
ARTICLE II

STOCKHOLDERS
SECTION 2.1.    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.
SECTION 2.2.    Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only in accordance with the Corporation’s Certificate of Incorporation as it may be amended and restated from time to time.
SECTION 2.3.    Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation.
SECTION 2.4.    Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, in a manner pursuant to Section 6.8 hereof, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
SECTION 2.5.    Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. At the adjournment meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 2.6.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney in fact. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.
SECTION 2.7.    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw as to such business or nomination (it being understood that Proxy Access Nominations must also satisfy the requirements set forth in Section 2.12 of these Bylaws) ; clause 1(c) of this Section 2.7(A) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.
(1)    Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(A)(1)(c) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.7(A)(2) or Section 2.7(B)) to the Secretary must:
(a)    set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder was a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. If requested by the Corporation, the information required under clauses (a)(i) and (ii) of the preceding sentence of this Section 2.7 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for notice of the meeting to disclose such information as of such record date;
(b)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(c)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and
(d)    with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.8 of this Bylaw. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(2)    Notwithstanding anything in the second sentence of Section 2.7(A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided, that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Bylaw. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.7(A)(2) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.8 of this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
(C)    General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.
(1)    For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(2)    Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.7(A)(1)(c) or Section 2.7(B) of this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
(D)    Conduct of Business. The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters. Without limiting the foregoing, the Chairman may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from the meeting. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article II. The Chairman of a meeting may determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(E)    Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
SECTION 2.8.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.7 of this Bylaw or, as applicable, Section 2.12 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
SECTION 2.9.    Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.
SECTION 2.10.    Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.
The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
SECTION 2.11.    Stockholder Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, prior to the first date on which Oasis Holdings LLC and its Affiliates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) no longer own more than 50% of the outstanding shares of Common Stock of the Corporation (the “Trigger Date”), any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.
SECTION 2.12.    Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.
(A)    Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement for annual meetings of stockholders that occur after the 2019 annual meeting the name, together with the Required Information (as defined below), of qualifying person(s) nominated for election (each a “Stockholder Nominee”) to the Board by a stockholder or group of stockholders that satisfy the requirements of this Section 2.12, including satisfying the requirements set forth herein that such person(s) qualify as an Eligible Stockholder (as defined in subsection (e) below), that expressly elects at the time of providing the written notice required by this Section 2.12 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.12 (such a nomination, a “Proxy Access Nomination”). For the purposes of this Section 2.12:
(1)    “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;
(2)    “Constituent Holder” shall mean any stockholder, fund included within a Qualifying Fund (as defined in subsection (e) below) or beneficial holder whose stock ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares (as defined in subsection (e) below) or qualifying as an Eligible Stockholder (as defined in subsection (e) below);
(3)    “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and
(4)    a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder (or such Constituent Holder) itself possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliates’) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliates). For purposes of this Section 2.12, a stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 2.12, a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the power to recall such shares on no greater than 5 business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder; provided, that in the case of loaned shares, such shares are recalled either (i) no later than the final date when a Proxy Access Notice pursuant to this Section 2.12 may be timely delivered to the Secretary or (ii) upon the request of the Corporation following the Corporation’s indication to the Eligible Stockholder that its nominee(s) will be included in the Corporation’s proxy statement subject to the terms herein; provided that, in either such case where the shares are recalled in accordance with the foregoing, such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.
(B)    For purposes of this Section 2.12, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in subsection (g) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statement(s) or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(C)    To be timely, a stockholder’s Proxy Access Notice must be received by the Secretary at the principal executive offices of the Corporation no later than 120 days prior to the anniversary of the mailing of the Corporation’s proxy statement for the immediately preceding year. Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a Proxy Access Notice.
(D)    The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 but are either subsequently withdrawn or that the Board decides to nominate as the Board’s nominees or otherwise appoint to the Board) appearing in the Corporation’s proxy materials pursuant to this Section 2.12 with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2.12 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(1)    the number of such director candidates for which the Corporation shall have received one or more stockholder notices nominating director candidates pursuant to Section 2.7 of this Bylaw, but only to the extent the Permitted Number after such reduction with respect to this clause (ii) equals or exceeds one (1);
(2)    the number of directors in office or director candidates that in either case were elected or appointed to the Board or will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than (a) any such director referred to in this clause (ii) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least two (2) consecutive years, but only to the extent the Permitted Number after such reduction with respect to this clause (ii) equals or exceeds one (1); and
(3)    the number of directors in office for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 2.12, other than (a) any such director referred to in this clause (iii) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board, for at least two (2) consecutive years;
provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the Corporation and in the event the Board resolves to reduce the size of the Board effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.12 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 2.12 for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.
(E)    An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2.12, and as of the record date for the determination of stockholders entitled to notice and to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock as of the most recent date prior to the submission of the Proxy Access Notice for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this subsection (e), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2.12. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 2.12 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this subsection (e), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).
(F)    No later than the final date when a Proxy Access Notice pursuant to this Section 2.12 may be timely delivered to the Secretary, an Eligible Stockholder (including each Constituent Holder) must provide the information required by Section 2.7 of this Bylaw to the Secretary and also provide the following information in writing to the Secretary:
(1)    with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;
(2)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3 year) holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
(a)    within ten (10) days after (x) the record date for the annual meeting, (if, prior to the record date, the Corporation (1) has made a public announcement of such record date or (2) delivered a written notice of the record date (including by electronic mail) to the Eligible Stockholder) or (y) the date on which the Corporation delivered to the Eligible Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date) written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and
(b)    immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;
(3)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;
(4)    a representation that such person:
(a)    acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not have any such intent;
(b)     has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.12;
(c)    has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the Corporation in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board;
(d)    will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation; and
(e)    will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.12;
(5)    in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(6)    an undertaking that such person agrees to:
(a)    assume all liability stemming from, and indemnify and hold harmless the Corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation in connection with the nomination of the Stockholder Nominee(s) or its efforts to elect such person(s) to the Board;
(b)    promptly provide to the Corporation such other information as the Corporation may reasonably request; and
(c)    file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.
In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 2.12 may be timely delivered to the Secretary, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 2.12 to be provided to the Corporation must be further updated and supplemented (through receipt by the Secretary) if necessary so that the information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and the Secretary must receive, at the principal executive offices of the Corporation, such update and supplement not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.
(G)    The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.12 is originally provided, a single written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words in support of the candidacy of each such Eligible Stockholder’s Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.
(H)    No later than the final date when a Proxy Access Notice pursuant to this Section 2.12 may be timely delivered to the Secretary, each Stockholder Nominee must:
(1)    provide an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee:
(a)    consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and to serving as a director of the Corporation if elected;
(b)    agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request;
(c)    agrees, if elected, to adhere to the Corporate Governance Guidelines of the Corporation, as amended from time to time (the “Corporate Governance Guidelines”) and Code of Business Conduct and Ethics and any other publicly available Corporation policies and guidelines applicable to directors; and
(d)    is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation;
(2)    complete, sign and submit all questionnaires, representations and agreements required by these Bylaws or of the Corporation’s directors generally (including, for the avoidance of doubt, include a completed and signed questionnaire, representation and agreement required by Section 2.8 of this Bylaw); and
(3)    provide such additional information as necessary to permit the Board to determine if any of the matters referred to in subsection (j) below apply and to determine if such Stockholder Nominee:
(a)    is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors;
(b)    has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines;
(c)    would, by serving on the Board, violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation; and
(d)    is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.
In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect.
(I)    Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at that annual meeting or is not elected and received the affirmative vote of less than 20% of the votes cast in the election of directors at such annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 2.12 for the next two annual meetings. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.12 or any other provision of these Bylaws, the Certificate of Incorporation or any applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.
(J)    The Corporation shall not be required to include, pursuant to this Section 2.12, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(1)    who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision as last in effect), in each case as determined by the Board;
(2)    whose service as a member of the Board would violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;
(3)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
(4)    if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2.12 or any agreement, representation or undertaking required by this Section; or
(5)    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.
Any proposed Stockholder Nominee shall furnish any information, in addition to that required above, to the Corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

ARTICLE III

BOARD OF DIRECTORS
SECTION 3.1.    General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors elected in accordance with these Bylaws. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.
SECTION 3.2.    Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).
SECTION 3.3.    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Stockholders. Subject to Section 3.5, the Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
SECTION 3.4.    Special Meetings. Except as otherwise provided by law or by the Certificate of Incorporation and subject to Section 3.5, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolutions adopted by a majority of the Whole Board; provided, however, that prior to the Trigger Date, special meetings of the stockholders of the Corporation may also be called by the holders of a majority of the outstanding shares of the Corporation entitled to vote. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.
SECTION 3.5.    Notice. Notice of any meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these Bylaws.
SECTION 3.6.    Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
SECTION 3.7.    Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 3.8.    Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
SECTION 3.9.    Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.
SECTION 3.10.    Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends, to authorize the issuance of the Corporation’s capital stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.
A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.
SECTION 3.11.    Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the Whole Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least (i) a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, at any time prior to the Trigger Date or (ii) 80 percent of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, at any time on or after the Trigger Date.
SECTION 3.12.    Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
SECTION 3.13.    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the board of directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE IV

OFFICERS
SECTION 4.1.    Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board or President, as the case may be.
SECTION 4.2.    Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
SECTION 4.3.    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President, if so elected by the Board.
SECTION 4.4.    Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.
SECTION 4.5.    President. The President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.
SECTION 4.6.    Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.
SECTION 4.7.    Chief Financial Officer. The Chief Financial Officer (if any) shall be a Vice Chief Executive Officer and act in an executive financial capacity. He shall assist the Chairman of the Board and the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs.
SECTION 4.8.    Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
SECTION 4.9.    Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.
SECTION 4.10.    Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
SECTION 4.11.    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.
ARTICLE V

STOCK CERTIFICATES AND TRANSFERS
SECTION 5.1.    Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated or electronic shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form.
Each certificated share of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
SECTION 5.2.    Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.
ARTICLE VI

MISCELLANEOUS PROVISIONS
SECTION 6.1.    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.
SECTION 6.2.    Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock, which dividends may be paid in either cash, property or shares of capital stock of the Corporation.
SECTION 6.3.    Seal. The corporate seal shall have enscribed thereon the words “Corporate Seal”, the year of incorporation and around the margin thereof the words “Oasis Petroleum Inc. — Delaware.”
SECTION 6.4.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 6.5.    Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.
SECTION 6.6.    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice or notice via electronic transmission of such resignation to the Chairman of the Board, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.
SECTION 6.7.    Indemnification and Insurance. (A) (1) Each person who was or is a party or is threatened to be made a party to or is involved in any Proceeding (other than a Proceeding by or in the right of the Corporation), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee, agent or fiduciary of a Subject Enterprise, or by reason of any act or omission by such person in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all Expenses, liabilities and amounts paid in settlement which were actually and reasonably incurred by, or in the case of retainers, to be incurred by, such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.
(1)    Each person who was or is a party or is threatened to be made a party to or is involved in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee, agent or fiduciary of a Subject Enterprise, or by reason of any act of omission by such person in such capacity, against all Expenses actually and reasonably incurred by, or in the case of retainers, to be incurred by, such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.
(2)    Notwithstanding Section 6.7(A)(1) and (2), no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in a final adjudication by a court of competent jurisdiction from which there is no further right of appeal, unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.
(3)    Notwithstanding Section 6.7(A)(1) and (2), except as provided in paragraph (C) of this Bylaw, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.
(4)    The right to indemnification conferred in this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the Expenses incurred or, in the case of retainer or similar fees, reasonably expected to be incurred, in defending any such Proceeding in advance of its final disposition, such advances to be paid by the Corporation within seven days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under this Bylaw and an undertaking by or on behalf of such to repay such amount if it is ultimately determined that such is not entitled to be indemnified against such Expenses by the Company pursuant to this Bylaw or otherwise.
(B)    To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including documentation and information which is reasonably available to the claimant and is reasonably necessary to determine whether the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. The Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the Corporation’s 2010 Long Term Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Corporation of a written request for indemnification. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 15 days after such determination.
(C)    If the Board of Directors or the Independent Counsel, as applicable, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Corporation of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the claimant shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification, a prohibition of indemnification under applicable law in effect, or a subsequent determination that such indemnification is prohibited by applicable law. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the claimant acted in bad faith or in a manner which he/she reasonably believed to be opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, that the claimant has reasonable cause to believe that the claimant’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the claimant to indemnification, except as may be provided herein.
(D)    If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination and shall be precluded from asserting that such determination has not been made in any judicial Proceeding commenced pursuant to paragraph (C) of this Bylaw.
(E)    The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such Proceeding that the Corporation is bound by all the provisions of this Bylaw.
(F)    The right to indemnification and the payment of Expenses incurred, or in the case of retainers or similar Expenses, reasonably expected to be incurred, in defending a Proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
(G)    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
(H)    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
(I)    If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(J)    For purposes of this Bylaw:
(1)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought.
(2)    “Expenses” means judgments, penalties (including, but not limited to, excise and similar taxes) and fines against such person and all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any Proceeding or establishing such person’s right of entitlement to indemnification for any of the foregoing.
(3)    “Independent Counsel” means a law firm of at least 50 attorneys or a member of a law firm of at least 50 attorneys that is experienced in matters of corporate law and that neither is presently nor in the past five years has been retained to represent (i) the Corporation or the claimant or any affiliate thereof in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s right to indemnification under this Bylaw.
(4)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to any such action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, hearing or proceeding and any inquiry or investigation (including discovery), whether conducted by or in the right of the Corporation or any other person, that such person in good faith believes could lead to any such action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.
(5)    “Subject Enterprise” means the Corporation or any of the Corporation’s direct or indirect wholly-owned subsidiaries or any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise for which a person is or was serving as a director, officer, employee, agent or fiduciary at the request of the Corporation.
(K)    Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by facsimile, electronic transmission, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
SECTION 6.8.    Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to given shall be the time such notice is received by such stockholder, director, officer employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
SECTION 6.9.    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
SECTION 6.10.    Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
SECTION 6.11.    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be bully protected in relying in good faith upon the books of account or other records of the Corporation as provided by law, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
ARTICLE VII

CONTRACTS, PROXIES, ETC.
SECTION 7.1.    Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
SECTION 7.2.    Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.
ARTICLE VIII

AMENDMENTS
SECTION 8.1.    Amendments. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders as set forth in these Bylaws or in the Corporation’s Certificate of Incorporation, as it may be amended or restated from time to time, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by stockholders from or after the Trigger Date, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.